UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 26, 2012

Net Element International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34887	96-0668024
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2012, Net Element International, Inc. (the “Company”) entered into a Loan Agreement with Infratont Equities Inc. (“Infratont”). Pursuant to the Loan Agreement, the Company agreed to loan to Infratont $1,791,475. The loan must be funded within five business days from November 26, 2012, and is secured by Infratont’s accounts receivables. Pursuant to the Loan Agreement, the loan matures on November 15, 2013 and accrues interest at a rate of 1.75% per month. The interest accrued on the loan under the Loan Agreement is payable quarterly commencing in March 2013. The loan may be pre-paid at any time without penalty or charge. Under the Loan Agreement, the maturity date of the loan may be accelerated if an event of default occurs under the terms of the Loan Agreement, including if certain bankruptcy, receiver, insolvency or dissolution events occur with respect to Infratont or if Infratont fails to timely pay principal and/or interest under the Loan Agreement and such failure continues for 60 business days from the date of receipt of written notice of such failure from the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated November 26, 2012, between Net Element International, Inc. and Infratont Equities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT INTERNATIONAL, INC.

By:	/s/ Francesco Piovanetti
	Name:	Francesco Piovanetti
	Title:	Chief Executive Officer

Date: November 29, 2012